Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong First Quarter 2013 Results

— Launches Roaming with AT&T
— Doubles Size of Advertising Network
— Exceeds Revenue and Meets Profitability Guidance
— Announces Share Buyback Plan

LOS ANGELES — May 9, 2013 — Boingo Wireless (NASDAQ: WIFI), the leading DAS and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the company’s financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Financial Highlights

Boingo Wireless reported revenue of $23.1 million, which was above the company’s guidance range, as compared to $24.2 million for the first quarter of 2012. Net loss attributable to common stockholders was ($1.1) million, or ($0.03) per diluted share. This compares to net income attributable to common stockholders of $1.7 million, or $0.05 per diluted share, for the first quarter of 2012.

Adjusted EBITDA was $3.6 million compared to $8.2 million for the first quarter of 2012.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net (loss) income, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA.”

Operational Highlights

•                  An agreement with Starbucks naming Boingo the exclusive provider of advertising and sponsorship services for the Wi-Fi networks in more than 7,000 of its company-owned stores in the United States and Canada.

•                  A global Wi-Fi roaming agreement with AT&T, giving the carrier access to all of Boingo’s Wi-Fi hotspots in its managed and operated locations.  In the first quarter, AT&T launched access for customers traveling abroad at Boingo’s Wi-Fi hotspots in major international airports as part of their global data roaming plans. Additionally, as part of the agreement, Boingo customers will be able to access AT&T’s network of Wi-Fi hotspots throughout the United States.

•                  Agreements to manage and operate Wi-Fi services at three major airports in China: GuangZhou Baiyun International Airport (CAN); Shanghai Pudong International Airport (PVG); and Shanghai Hongqiao International Airport (SHA), further establishing Boingo in China with managed services at four of the top five airports in the country.

•                  The availability of Boingo’s new state-of-the-art neutral host Wi-Fi network at Dallas Love Field, in conjunction with the airport’s launch of its upgraded North Concourse, and the pending launch of a new multi-carrier DAS network in the modernized and expanded terminal.

•                  The announcement of a roaming agreement with GOWEX to offer Boingo customers access to 1,400 additional Wi-Fi hotspots in more than 50 cities throughout Spain, France, Ireland and Belgium, including metro hotzones and public transportation.

•                  The release of Boingo’s Wi-Finder app for the Windows 8 operating system leveraging the new tile-based Metro user interface.

•                  The launch of Boingo’s Wi-Finder app for iOS on iTunes offering customers the ability to use their iTunes accounts to purchase a Boingo subscription.

•                  The announcement of a merger agreement to acquire Endeka, the sole provider of commercial Wi-Fi and IPTV services to six United States military bases in the West and to federal law enforcement training facilities.

Management Commentary

“2013 is off to a strong start, with revenues exceeding the high-end of our expectations,” said David Hagan, Chief Executive Officer of Boingo Wireless. “As we continue to expand our global presence through managed and operated, roaming, and advertising network agreements, we increase our opportunity to monetize those assets through a diverse mix of services, including retail sales, wholesale offload and advertising sponsorships.”

Mr. Hagan continued, “Our global Wi-Fi roaming agreement with AT&T launched, bringing the first AT&T Wireless customers onto Boingo’s network. We continue to expand our managed and operated network internationally, signing agreements to provide service at three new airports in China, giving us a foothold in four of the five largest airports in China. And we more than doubled the size of our advertising network, with agreements as the exclusive Wi-Fi advertising and sponsorship provider in more than 7,000 additional locations.”

Corporate Developments

On April 2, 2013, Boingo Wireless announced that its Board of Directors has authorized a stock repurchase program under which the company may repurchase up to $10 million of its outstanding common stock. Boingo plans to make such purchases at prevailing prices, subject to applicable rules and regulations of the Securities and Exchange Commission.

On May 6, 2013, Boingo Wireless announced the appointment of Nick Hulse as President of Boingo Wireless. In this role, Hulse will be responsible for maximizing revenue through the Sales, Marketing, Product, and Business Development teams.  Hulse brings nearly 25 years of executive experience in sales, marketing, and operations positions, most recently as the Chief Revenue Officer for the Rubicon Project.

Business Outlook

Boingo Wireless is initiating guidance for the second quarter ending June 30, 2013, as follows:

Second Quarter 2013

•                  Revenue is expected to be in the range of $23.5 million to $25.5 million.

•                  Adjusted EBITDA is expected to be in the range of $4.5 million to $6.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of ($1.5) million to ($0.5) million, or a loss of ($0.04) to $0.00 per diluted share.

Boingo Wireless is reiterating guidance for the full year ending December 31, 2013, as follows:

Full Year 2013

•                  Revenue is expected to be in the range of $106.0 million to $110.0 million.

•                  Adjusted EBITDA is expected to be in the range of $28.5 million to $31.5 million.

•                  Net income attributable to common stockholders is expected to be in the range of $1.0 million to $3.0 million, or $0.03 to $0.08 per diluted share.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its first quarter 2013 financial results beginning at 4:30 pm ET (1:30 pm PT), today, May 9, 2013. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 ten minutes prior to the scheduled start time. International callers should dial (201) 689-8562. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net (loss) income attributable to common stockholders plus depreciation and amortization of property and equipment, income tax (benefit) expense, amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest and other income, net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net (loss) income, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless (Nasdaq:WIFI) helps the world stay connected. Our vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, shopping malls, restaurants, universities, and military bases. The Boingo platform is the only monetization engine of its kind, driving revenue through carrier offload, advertising, location-based data analytics, and consumer products like IPTV, high-speed broadband, and Wi-Fi. For more information about the Boingo story, visit www.Boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo’s Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013, which we incorporate by reference into this press release.  Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenue	$23,134	$24,187
Costs and operating expenses:
Network access	9,670	9,855
Network operations	3,951	3,454
Development and technology	3,136	2,658
Selling and marketing	2,990	2,251
General and administrative	4,490	3,327
Amortization of intangible assets	399	235
Total costs and operating expenses	24,636	21,780
(Loss) income from operations	(1,502)	2,407
Interest and other income, net	47	56
(Loss) income before income taxes	(1,455)	2,463
Income tax (benefit) expense	(467)	658
Net (loss) income	(988)	1,805
Net income attributable to non-controlling interests	133	148
Net (loss) income attributable to common stockholders	$(1,121)	$1,657

Net (loss) income per share attributable to common stockholders:
Basic	$(0.03)	$0.05
Diluted	$(0.03)	$0.05

Weighted average shares used in computing net (loss) income per share attributable to common stockholders:
Basic	35,597	33,969
Diluted	35,597	36,632

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$46,648	$58,138
Restricted cash	30	30
Marketable securities	45,224	41,558
Accounts receivable, net	13,413	10,977
Prepaid expenses and other current assets	7,015	2,072
Deferred tax assets	1,204	1,204
Total current assets	113,534	113,979
Property and equipment, net	49,013	42,411
Goodwill	33,045	26,744
Intangible assets, net	16,543	10,594
Deferred tax assets	1,195	4,256
Other assets	2,835	4,548
Total assets	$216,165	$202,532

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,132	$4,990
Accrued expenses and other liabilities	12,777	11,019
Deferred revenue	21,824	17,329
Total current liabilities	39,733	33,338
Deferred revenue, net of current portion	26,549	24,123
Other liabilities	2,096	572
Total liabilities	68,378	58,033

Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 35,650 and 35,483 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	4	4
Additional paid-in capital	183,074	178,219
Accumulated deficit	(35,668)	(34,547)
Total common stockholders’ equity	147,410	143,676
Non-controlling interests	377	823
Total stockholders’ equity	147,787	144,499
Total liabilities and stockholders’ equity	$216,165	$202,532

Boingo Wireless, Inc.

Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2013	2012
Net (loss) income attributable to common stockholders	$(1,121)	$1,657
Depreciation and amortization of property and equipment	4,133	4,515
Income tax (benefit) expense	(467)	658
Amortization of intangible assets	399	235
Stock-based compensation expense	602	993
Non-controlling interests	133	148
Interest and other income, net	(47)	(56)
Adjusted EBITDA	$3,632	$8,150

CONTACTS:

Christian Gunning Vice President, Corporate Communications cgunning@boingo.com (310) 586-4009	Laura Bainbridge / Kimberly Orlando Addo Communications laurab@addocommunications.com / kimberlyo@addocommunications.com (310) 829-5400